UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025

Resolute Holdings Management, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42458	33-1246734
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

445 Park Avenue, Suite 5B New York, NY (Address of Principal Executive Offices)	10022 (Zip Code)

(212) 256-8405
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	RHLD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 28, 2025 (the “Distribution Date”), at 12:01 a.m. New York City time, CompoSecure, Inc. (“CompoSecure”) completed the previously announced distribution of all shares of the common stock of Resolute Holdings Management, Inc. (“Resolute Holdings,” the “Company,” “we,” “us,” or “our”) by CompoSecure to holders of CompoSecure’s Class A common stock, par value $0.0001 per share (the “CompoSecure common stock”) on a pro rata basis (the “Spin-Off”). Each holder of record of CompoSecure common stock received one (1) share of our common stock for every twelve (12) shares of CompoSecure common stock held on February 20, 2025 (the “Record Date”), and will receive cash in lieu of fractional shares of our common stock.

On or prior to the Distribution Date, in connection with the Spin-Off, we entered into several agreements that set forth the principal actions taken or to be taken in connection with the Spin-Off, including the following agreements:

•	a Separation and Distribution Agreement, by and between CompoSecure and Resolute Holdings;
•	a Management Agreement, by and between CompoSecure’s wholly owned subsidiary, CompoSecure Holdings, L.L.C. (“CompoSecure Holdings”) and Resolute Holdings (the “Management Agreement”);
•	a Registration Rights Agreement, by and between Resolute Holdings and the majority stockholder of CompoSecure, Resolute Compo Holdings LLC (“Resolute Compo Holdings”);

•	a U.S. State and Local Tax Sharing Agreement, by and between Resolute Holdings and CompoSecure; and

•	a Letter Agreement, by and between CompoSecure and Resolute Holdings.

The descriptions included below of the Separation and Distribution Agreement, the Management Agreement, the Registration Rights Agreement, the U.S. State and Local Tax Sharing Agreement and the Letter Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 2.1, 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Separation and Distribution Agreement

We entered into a Separation and Distribution Agreement with CompoSecure before the Spin-Off. The Separation and Distribution Agreement sets forth our agreements with CompoSecure regarding the principal actions to be taken in connection with the Spin-Off. It also sets forth other agreements that govern aspects of our relationship with CompoSecure following the Spin-Off.

Separation Transaction

The Separation and Distribution Agreement describes certain actions related to our separation from CompoSecure that occurred prior to the Spin-Off, or in limited instances, following the Spin-Off, including the transfer by CompoSecure to us of certain assets and employees in exchange for the assumption by us of liabilities associated with those assets and employees, the issuance by us to CompoSecure Holdings of shares of our common stock and, following such issuance of shares of our common stock, the distribution by CompoSecure Holdings to CompoSecure of all shares of our common stock then held by CompoSecure Holdings.

Employee Matters

The Separation and Distribution Agreement sets forth the timing and general responsibilities related to the split of assets and liabilities of certain employee benefit and compensation plans. Except as specifically provided in the Separation and Distribution Agreement, we are generally responsible for all employment, employee compensation and employee benefits-related liabilities relating to employees and other individuals allocated to us. The Separation and Distribution Agreement also provides for the adjustment of CompoSecure equity-based

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compensation awards that were outstanding immediately prior to the Spin-Off to preserve the underlying intrinsic value of such awards and reflect the impact of the Spin-Off.

Tax Matters

The Separation and Distribution Agreement governs CompoSecure’s and our respective rights, responsibilities and obligations after the Spin-Off with respect to tax liabilities and benefits, tax returns, and tax contests. We and CompoSecure have agreed to use commercially reasonable efforts to cooperate with respect to tax matters following the Spin-Off.

Representations and Warranties

In general, neither we nor CompoSecure made any representations or warranties regarding any assets, employees or liabilities transferred or assumed (including with respect to the sufficiency of assets for the conduct of our business), any notices, consents, or governmental approvals that may be required in connection with these transfers or assumptions, the value or freedom from any lien or other security interest of any assets or liabilities transferred, the absence of any defenses relating to any claim of either party, or the legal sufficiency of any conveyance documents. Except as expressly set forth in the Separation and Distribution Agreement or any ancillary agreement, all assets have been, or will be, transferred on an “as is,” “where is” basis.

Further Assurances

The parties each agreed to use reasonable best efforts to effect any transfers contemplated by the Separation and Distribution Agreement that have not been consummated prior to the Spin-Off. In addition, the parties have agreed to use reasonable best efforts to effect any transfer or re-transfer of any asset or liability that was improperly transferred or retained.

The Spin-Off

The Separation and Distribution Agreement governs CompoSecure’s and our respective rights and obligations regarding the proposed Spin-Off. Prior to the Distribution Date, CompoSecure delivered 100% of the issued and outstanding shares of our common stock to the distribution agent. On or as soon as practicable following the Distribution Date, the distribution agent will electronically deliver the shares of our common stock to CompoSecure stockholders by means of a pro rata dividend. The CompoSecure board of directors (the “CompoSecure Board”) determined the Record Date, the Distribution Date, and the terms of the Spin-Off.

Exchange of Information

We and CompoSecure each agreed to provide each other with information reasonably needed to comply with reporting, disclosure, filing, or other requirements of any national securities exchange or governmental authority, and requested by the other party for use in judicial, regulatory, administrative, and other proceedings or in order to satisfy audit, accounting, litigation, and other similar requirements. We and CompoSecure also agreed to use reasonable best efforts to retain such information in accordance with specified record retention policies. Each party also agreed to use its reasonable best efforts to assist the other with its financial reporting and audit obligations.

Release of Claims

We and CompoSecure each agreed to release the other and its affiliates, successors, and assigns, and all persons that prior to the Spin-Off had been the other’s stockholders, fiduciaries, directors, trustees, counsel, officers, members, managers, employees, agents, and certain other parties, and their respective heirs, executors, administrators, successors and assigns, from any and all liabilities, whether at law or in equity (including any right of contribution), whether arising under any contract, by operation of law, or otherwise, existing or arising from any acts or events occurring, or failing to occur, or alleged to have occurred, or to have failed to occur, or any conditions existing or alleged to have existed on or before the Spin-Off, including in connection with the Spin-Off and all other activities to implement the Spin-Off. The releases do not extend to obligations or liabilities under the Separation and Distribution Agreement or the Management Agreement, to any other agreements between us and CompoSecure that remain in effect following the separation pursuant to the Separation and Distribution Agreement or any ancillary agreement, or to certain other obligations or liabilities specified in the Separation and Distribution Agreement.

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Indemnification

We and CompoSecure each agreed to indemnify the other and each of the other’s current and former directors, officers, and employees, and each of the heirs, executors, administrators, successors, and assigns of any of them, against certain liabilities incurred in connection with the Spin-Off and our and CompoSecure’s respective businesses. The amount of either CompoSecure’s or our indemnification obligations will be reduced by any net insurance proceeds the party being indemnified receives. The Separation and Distribution Agreement specifies procedures regarding claims subject to indemnification.

Management Agreement

We entered into the Management Agreement with CompoSecure Holdings, pursuant to which we are responsible for managing the day-to-day business and operations, and overseeing the strategy, of CompoSecure Holdings and its subsidiaries, effective as of the completion of the Spin-Off.

Our Responsibilities under the Management Agreement

Solely for purposes of this section entitled “Our Responsibilities under the Management Agreement”, “CompoSecure Holdings” means CompoSecure Holdings and its controlled affiliates. Under the Management Agreement, in connection with our managing the day-to-day business and operations and overseeing the strategy of CompoSecure Holdings, we are responsible for, among other things, the following services and activities to the fullest extent permitted by Delaware law, the Securities Exchange Act of 1934, the Securities Act of 1933, the Nasdaq listing rules and any other applicable rule or regulation:

•	establishing and monitoring CompoSecure Holdings’ objectives, financing activities and operating performance;

•	selecting and overseeing CompoSecure Holdings’ management team and their operating performance;

•	reviewing and approving CompoSecure Holdings’ compensation and benefit plans, programs, policies and agreements, including with respect to any grants of equity awards to persons providing services to CompoSecure Holdings;

•	devising capital allocation strategies, plans and policies of CompoSecure Holdings;

•	setting the budget parameters and expense guidelines of CompoSecure Holdings and monitoring compliance therewith;

•	identifying, analyzing and overseeing the consummation of business opportunities and potential acquisitions, dispositions and other business combinations;

•	originating and recommending opportunities to form or acquire, and structuring and managing, any joint ventures;

•	overseeing negotiations with potential participants in any business opportunity under CompoSecure Holdings’ consideration and determining (or delegating to any officer of CompoSecure Holdings the decision to determine) if and when to proceed;

•	engaging and supervising, on CompoSecure Holdings’ behalf, independent contractors and third-party service providers;

•	reviewing and approving CompoSecure Holdings’ compensation and benefit plans, programs, policies and agreements;

•	setting the budget parameters and expense guidelines of CompoSecure Holdings;

•	communicating on behalf of CompoSecure Holdings with the holders of any securities of CompoSecure Holdings (i) as required to satisfy any reporting and other requirements of any governmental authority having jurisdiction over CompoSecure Holdings and (ii) to maintain effective relations with such holders;

•	overseeing all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which CompoSecure Holdings may be involved or to which CompoSecure Holdings may be subject arising out of CompoSecure Holdings’ day-to-day activities (other than with us or our affiliates);

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•	counselling CompoSecure Holdings in connection with decisions required by Delaware law to be made by the CompoSecure Board; and

•	performing such other services from time to time in connection with the management of the business and affairs of CompoSecure Holdings and its activities as the CompoSecure Board shall reasonably request and/or we shall deem appropriate under the particular circumstances.

Management Fee

CompoSecure Holdings agreed to pay us a quarterly management fee (the “Management Fee”), payable in arrears, in a cash amount equal to 2.5% of CompoSecure Holdings’ last 12 months’ Adjusted EBITDA, measured for the period ending on the fiscal quarter then ended, as defined in the Management Agreement. In the case that CompoSecure Holdings’ Adjusted EBITDA for any period is equal to or lower than zero, no Management Fee will be payable to us in respect of such period. We may elect not to receive, or to discount, the Management Fee for a given quarterly period, but any such election will, for the avoidance of doubt, be ignored in calculating the Termination Fee (as defined below) and will not constitute a waiver or discount of the Management Fee in any future periods.

Reimbursement of Costs and Expenses

CompoSecure Holdings is responsible for all of its costs and expenses and will reimburse us or our affiliates for our or our affiliates’ documented costs and expenses incurred on behalf of CompoSecure Holdings other than expenses related to our or our affiliates’ personnel who provide services to CompoSecure Holdings under the Management Agreement. We will determine, in our sole and absolute discretion, whether a cost or expense will be borne by us or CompoSecure Holdings. We may elect not to seek reimbursement for certain expenses during a given quarterly period but any such determination will not constitute a waiver of reimbursement for such expenses, or similar expenses, in future periods.

Term

The Management Agreement has an initial term of ten years and the term will automatically renew for successive and additional ten-year terms, unless the Management Agreement is terminated in accordance with its terms, as described below.

Termination and Termination Fee

We will have the right to terminate the Management Agreement:

•	upon 180 days’ written notice before the last day of the initial term or a renewal term to CompoSecure Holdings for any reason;

•	upon 60 days’ written notice before the last day of the initial term or a renewal term to CompoSecure Holdings in the event of:

o	a default by CompoSecure Holdings in the performance or observance of any material term, condition or covenant contained in the Management Agreement that continues for a period of 30 days after delivery by us of a written notice to CompoSecure Holdings specifying the default and requesting that it be remedied in the same 30-day period (and the Termination Fee (as defined below) will be payable in accordance with the terms of the Management Agreement); or
o	a termination of the Letter Agreement (and the Termination Fee will be payable in accordance with the terms of the Management Agreement);

•	at any time upon CompoSecure Holdings becoming required to register as an investment company under the Investment Company Act of 1940.

CompoSecure Holdings has the right to terminate the Management Agreement:

•	upon 180 days’ written notice before the last day of the initial term or a renewal term and payment of the Termination Fee, if two-thirds of the independent directors of CompoSecure (who have not recused themselves with respect to such vote) determine the Management Fee is not fair and the parties fail to reach an understanding on the fee following consultation and mediation procedures set forth in the Management Agreement;

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•	upon 30 days’ prior written notice at any time during the initial term or a renewal term, without payment of the Termination Fee, if any of the following events occur (each, a “Kick-Out Event”):

o	final judgment (which is not stayed or vacated within 30 days) that Resolute Holdings has committed a felony or material violation of securities laws that has a material adverse effect on CompoSecure Holdings’ business or ability of Resolute Holdings to perform its duties under the Management Agreement;
o	final judgment (subject to a 30-day cure period) that Resolute Holdings has committed fraud against CompoSecure Holdings, misappropriated or embezzled funds of CompoSecure Holdings, acted or failed to act in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties; or

o	the bankruptcy or dissolution of Resolute Holdings.

As used in this summary, the term “Termination Fee” means an amount equal to the greatest of:

•	as of the effective termination date, the fair market value of the aggregate Management Fee then payable or that would become payable if the Management Agreement were automatically renewed and remained in effect in perpetuity;

•	as of the effective termination date, the net present value of the aggregate Management Fee then payable or that would become payable if the Management Agreement were automatically renewed and remained in effect in perpetuity, calculated in accordance with the Management Agreement; and

•	four times the aggregate Management Fee that became payable during the 24-month period prior to termination.

The Termination Fee shall be payable in cash or, at the option of CompoSecure Holdings, by action of a two-thirds vote of the independent directors of the CompoSecure Board (who have not recused themselves with respect to such vote) and upon written notice thereof, shares of CompoSecure common stock or a combination of shares of CompoSecure common stock and cash, provided that the issuance of any shares of CompoSecure common stock in connection with the payment of the Termination Fee shall be in accordance with applicable laws and stock exchange regulations.

Indemnification

CompoSecure Holdings will, to the fullest extent permitted by Delaware law, reimburse, indemnify and hold harmless us, our affiliates and the respective directors, officers, employees and stockholders, including the directors, officers, employees, managers, trustees, control persons, partners, stockholders and equityholders (“Manager Indemnified Parties”) of and from:

•	any and all expenses, losses, damages, liabilities, demands, penalties, costs, charges and claims of any nature whatsoever (excluding the costs described in below bullet) in respect of or arising from any acts or omissions of such Manager Indemnified Party performed in good faith in accordance with, pursuant to, or in furtherance of, the Management Agreement and not constituting bad faith, fraud, willful misconduct, gross negligence or reckless disregard of duties of such Manager Indemnified Party under the Management Agreement; and

•	any and all documented and reasonable out-of-pocket expenses (including fees and out-of-pocket disbursements of counsel) incurred in connection with investigating, preparing or defending any acts or omissions by us or our officers, employees or affiliates performed in accordance with, pursuant to or in furtherance of, the Management Agreement, whether by or through attempted piercing of the corporate veil, by or through a claim, by the enforcement of any judgment or assessment or by any legal or equitable proceeding (including any threatened or ongoing investigative, administrative, judicial or regulatory action or proceeding), or by virtue of any statute, regulation or other applicable law, or otherwise as such expenses are incurred or paid (provided that if it is ultimately finally judicially determined in a court of competent jurisdiction that the aforementioned Manager Indemnified Parties are not entitled to indemnification thereunder, such Manager Indemnified Parties shall reimburse CompoSecure Holdings for any and all documented and reasonable out-of-pocket expenses (including fees and out-of-pocket disbursements of counsel) already paid or reimbursed by CompoSecure Holdings in respect of which such final judicial determination was made).

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Representation and Warranties

The Management Agreement contains mutual representation and warranties of CompoSecure Holdings and us with respect to: due organization and good standing; corporate power and authority; and non-contravention of laws, regulations and contracts by the execution, delivery and performance of the Management Agreement.

Additional Activities of Resolute Holdings

The Management Agreement will not create an exclusive relationship between CompoSecure Holdings and its controlled affiliates, on the one hand, and us, on the other hand. Under the Management Agreement, we and our affiliates may, in our sole and absolute discretion, allocate opportunities among CompoSecure Holdings and any other person to which we render services of any kind, or for which we otherwise act as an external manager, in any manner that we deem appropriate. The doctrine of corporate opportunity or any analogous doctrine will not apply to us or our affiliates and nothing in the Management Agreement will be construed to impose on us an express or implied fiduciary duty to CompoSecure Holdings, any of its controlled affiliates or any holders of equity or voting interests in CompoSecure Holdings or such controlled affiliates.

Additional Covenants

If the Management Agreement is terminated by CompoSecure Holdings in accordance with its terms without a Kick-Out Event, then, for a period of two years following such termination, CompoSecure Holdings will be prohibited, unless we provide consent, from employing or otherwise retaining any of our or our affiliates’ employees or any person who has been employed by us or any of our affiliates at any time within such two-year period.

Registration Rights Agreement

We entered into a Registration Rights Agreement with Resolute Compo Holdings pursuant to which we agreed that, upon the request of Resolute Compo Holdings, subject to certain limitations, we will use our reasonable best efforts to effect the registration under applicable federal or state securities laws of any shares of our common stock held by Resolute Compo Holdings. If we intend to file on our behalf or on behalf of any of our other security holders a registration statement in connection with a public offering of any of our securities in a manner that would permit the registration for offer and sale of our common stock held by Resolute Compo Holdings, Resolute Compo Holdings has the right to include its shares of our common stock in that offering.

We are generally responsible for all registration expenses in connection with the performance of our obligations under the registration rights provisions in the agreement, and Resolute Compo Holdings will be responsible for its own internal fees and expenses, any applicable underwriting discounts or commissions and any stock transfer taxes. The agreement also contains customary indemnification and contribution provisions by us for the benefit of Resolute Compo Holdings and, in limited situations, by Resolute Compo Holdings for the benefit of us with respect to the information provided by Resolute Compo Holdings included in any registration statement, prospectus or related document.

If Resolute Compo Holdings transfers shares covered by the agreement, it will be able to transfer the benefits of the Registration Rights Agreement to transferees, provided that each transferee agrees to be bound by the terms of the Registration Rights Agreement.

U.S. State and Local Tax Sharing Agreement

We entered into the U.S. State and Local Tax Sharing Agreement with CompoSecure that governs the respective rights, responsibilities, and obligations of CompoSecure and us after the Spin-Off with respect to certain state and local tax matters in jurisdictions and for taxable periods in which we are required to file tax returns on a consolidated, combined, unitary or other group basis with CompoSecure (“Combined Returns”).

Among other things, the U.S. State and Local Tax Sharing Agreement (i) allocates responsibility for the preparation and filing of Combined Returns and the payment of taxes due in connection therewith, (ii) determines the appropriate allocation of any such tax liability between us and CompoSecure, (iii) requires compensation to be paid by us to CompoSecure to the extent we use any tax attributes properly allocable to CompoSecure to offset taxes

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otherwise allocable to us, and vice versa, (iv) allocates responsibility for the conduct of tax contests arising with respect to Combined Returns and (v) ensures that the parties are aligned on cooperating and coordinating with respect to Combined Returns.

Letter Agreement

We entered into a Letter Agreement with CompoSecure, pursuant to which CompoSecure has agreed to (i) delegate by resolution of the CompoSecure Board authority to us to approve issuances of CompoSecure equity for M&A and equity awards, (ii) issue CompoSecure equity pursuant to those delegations, (iii) make customary representations, warranties and covenants in connection with any acquisition, business combination transaction or other transaction that is intended to qualify in whole or in part as a tax-free for U.S. federal income tax purposes, and is entered into, in each case, in accordance with the Management Agreement and (iv) make filings and deliver notices in connection with the performance of our duties and obligations under the Management Agreement. The Letter Agreement is coterminous with the Management Agreement.

Item 5.01. Changes in Control of Registrant.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointments

As previously reported in the Information Statement, which is included as Exhibit 99.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2025 (the “Information Statement”), on or prior to February 28, 2025, the persons set forth in the table below assumed their positions as directors on our board of directors (“Board”). Also, on or prior to February 28, 2025, Joseph J. DeAngelo (Chair), Roger B. Fradin and Brian F. Hughes assumed positions as members of the Audit Committee of

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the Board; Roger B. Fradin (Chair), Mark James, Thomas R. Knott and Dr. Krishna Mikkilineni assumed positions as members of the Compensation Committee of the Board; and John Cote, Joseph J. DeAngelo, Paul Galant, Mark James (Chair) and Jane J. Thompson assumed positions as members of the Nominating and Corporate Governance Committee of the Board. Our Board will be divided into three classes, with each class consisting, as nearly as may be possible, of one-third of the total number of directors. The directors designated as Class I directors will have terms expiring at the first annual meeting of stockholders following the Spin-Off, which we expect to hold in 2025. The directors designated as Class II directors will have terms expiring at the following year’s annual meeting, which we expect to hold in 2026, and the directors designated as Class III directors will have terms expiring at the following year’s annual meeting, which we expect to hold in 2027. John Cote, Roger B. Fradin and Jane Thompson will serve as Class I directors, Joseph J. DeAngelo, Brian F. Hughes, Mark James and Thomas R. Knott will serve as Class II directors, and David Cote, Paul Galant and Dr. Krishna Mikkilineni will serve as Class III directors. We have not yet set the date of the first annual meeting of stockholders to be held following the Spin-Off.

Name	Age	Committee Appointment
David M. Cote	72	None
Thomas R. Knott	38	Compensation Committee
John Cote	43	Nominating and Corporate Governance Committee
Joseph J. DeAngelo	63	Audit Committee (Chair) and Nominating and Corporate Governance Committee
Roger B. Fradin	71	Compensation Committee (Chair) and Audit Committee
Paul Galant	57	Nominating and Corporate Governance Committee
Brian F. Hughes	66	Audit Committee
Mark James	63	Nominating and Corporate Governance Committee (Chair) and Compensation Committee
Dr. Krishna Mikkilineni	65	Compensation Committee
Jane J. Thompson	73	Nominating and Corporate Governance Committee

Information regarding the background of our directors following the Spin-Off is included in the Information Statement under the caption “Management” in the subsections on pages 98 to 101, which pages are incorporated herein by reference.

Non-Employee Director Compensation

Effective as of the Distribution Date, our non-employee directors were entitled to receive an initial equity award in connection with the Spin-Off and an annual equity award in connection for their services, pursuant to the terms of an initial director compensation program (the “Director Compensation Policy”).

The Director Compensation Policy provides that each non-employee director will receive an initial equity award of options with a value of $50,000, granted on the date such non-employee director commences service on the Board (the “Initial Equity Award”). Additionally, the Director Compensation Policy provides that non-employee directors will be granted, on an annual basis, options with a value of $100,000 effective on the date of each annual meeting (or, in the case of a non-employee director who joins the Board after the occurrence of the annual meeting for the year of their appointment to the Board, a pro-rata amount based on their appointment date) (the “Annual Equity Award”). The Initial Equity Award and the Annual Equity Award each vest in equal annual installments over four years commencing on the first anniversary of the date on which the award is granted.

Resolute Holdings Management, Inc. 2025 Omnibus Incentive Plan

We have adopted the Resolute Holdings Management, Inc. 2025 Omnibus Incentive Plan (the “Omnibus Incentive Plan”), effective as of the Distribution Date. Grants of equity awards made after the Spin-Off to our executive officers and other employees will be made under the Omnibus Incentive Plan. A summary of the Omnibus Incentive Plan is included in the Information Statement under the caption “Executive Compensation—Post-Spin-Off Omnibus Incentive Plan,” on pages 107 to 112, which pages are incorporated herein by reference.

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The foregoing description of the 2025 Plan set forth under this Item 5.02 does not purport to be complete and is qualified in its entirety by reference to the full text of such plan, which is filed as Exhibit 10.5 to this Current Report on Form 8-K, and is incorporated herein by reference.

Amended and Restated Offer Letters

In connection with the Spin-Off, we entered into an amended and restated offer letter with each of David Cote (the “Cote A&R Offer Letter”), Tom Knott (the “Knott A&R Offer Letter”) and Kurt Schoen (the “Schoen A&R Offer Letter”), under which each executive’s employment was transferred to Resolute Holdings. Summaries of the Cote A&R Offer Letter and the Knott A&R Offer Letter are included in the Information Statement under the captions “Executive Compensation—Offer Letters of Our Executive Officers,” on pages 106 and 107, which pages are incorporated herein by reference. Pursuant to his Schoen A&R Offer Letter, Mr. Schoen is eligible to: (i) receive an annual salary of $500,000, which will be paid by the Company; (ii) receive an annual cash bonus with a target bonus amount equal to 100% of base salary, which will be paid by the Company; (iii) receive annual discretionary equity incentive awards from CompoSecure (in addition to the October 1, 2024 sign-on restricted stock unit award with a grant date value of $5.5 million, vesting in substantially equal installments on each of the third, fifth and seventh anniversaries of the grant date, in connection with Mr. Schoen’s consultant and advisor services to CompoSecure, with full acceleration upon a termination due to death or disability, that Mr. Schoen received upon the commencement of his employment with CompoSecure); and (iv) participate in general Company employee benefit programs. The Schoen A&R Offer Letter subjects Mr. Schoen to a 24-month post-termination non-competition covenant, a 24-month post-termination non-solicitation of employees or investors covenant and customary non-disparagement, confidentiality and IP assignment obligations. In the event of a termination by the Company without Cause (as defined in the Schoen A&R Offer Letter), Mr. Schoen is entitled to a lump-sum payment equal to three months’ base salary.

Summaries of the Cote A&R Offer Letter and the Knott A&R Offer Letter are included in the Information Statement under the caption “Executive Compensation—Offer Letters of Our Executive Officers” on pages 106 and 107, which pages are incorporated herein by reference. The descriptions of the Cote A&R Offier Letter, the Knott A&R Offer Letter and the Schoen A&R Offer Letter set forth under or incorporated by reference into this Item 5.02 do not purport to be complete and are qualified in their entirety by reference to the full text of the Cote A&R Offer Letter, the Knott A&R Offer Letter and the Schoen A&R Offer Letter, which are filed as Exhibits 10.7, 10.8 and 10.9, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Separation and Distribution Agreement, dated February 28, 2025, by and between CompoSecure, Inc. and Resolute Holdings Management, Inc.
10.1	Management Agreement, dated February 28, 2025, by and between CompoSecure Holdings, L.L.C. and Resolute Holdings Management, Inc.
10.2	Registration Rights Agreement, dated February 28, 2025, by and between Resolute Compo Holdings LLC and Resolute Holdings Management, Inc.
10.3	U.S. State and Local Tax Sharing Agreement, dated February 28, 2025, by and between CompoSecure, Inc. and Resolute Holdings Management, Inc.
10.4	Letter Agreement, dated February 28, 2025, by and between CompoSecure, Inc. and Resolute Holdings Management, Inc.
10.5	Resolute Holdings Management, Inc. 2025 Omnibus Incentive Plan.
10.7	Amended and Restated Offer Letter with David Cote.
10.8	Amended and Restated Offer Letter with Thomas Knott.
10.9	Amended and Restated Offer Letter with Kurt Schoen.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 28, 2025

RESOLUTE HOLDINGS MANAGEMENT, INC.

By:	/s/ Kurt Schoen
Name:	Kurt Schoen
Title:	Chief Financial Officer

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